Exhibit 99.1
ASCENT MEDIA CORPORATION ANNOUNCES THE CLOSING OF THE SALE OF
ITS CREATIVE SERVICES AND MEDIA SERVICES BUSINESSES TO DELUXE
Englewood, CO — December 31, 2010 — Ascent Media Corporation (“Ascent” or the “Company”) (Nasdaq: ASCMA) today announced the closing of the sale of the Creative Services and Media Services businesses of Ascent Media Group (“AMG”) to Deluxe Entertainment Services Group Inc. (“Deluxe”). Deluxe is a leading provider of a broad range of entertainment industry services and technologies to major Hollywood Studios and an international client base.
Pursuant to the agreement previously announced on November 24, 2010, Ascent has sold its Creative Services and Media Services businesses to Deluxe for aggregate cash consideration to Ascent of approximately $68 million (after the assumption of certain indebtedness). The purchase price has been allocated as follows: 79% to the U.S. businesses and 21% to the U.K. businesses.
Moelis & Co. served as the Company’s financial advisor and Baker Botts served as legal advisor in connection with the transaction.
About Ascent Media Corporation
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiaries, which include Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC (“AMG”). On December 3, 2010, Ascent announced execution of a definitive agreement to sell AMG’s remaining Content Distribution business to Encompass Digital Media, Inc. for aggregate net cash consideration to Ascent of approximately $113 million, subject to adjustment. The sale of the Content Distribution business to Encompass is subject to shareholder and regulatory approval, and is expected to close in February, 2011.
About Deluxe
Deluxe Entertainment Services Group Inc., a wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc., is the leading provider of a broad range of entertainment industry services and technologies to major Hollywood Studios and an international client base. Services include

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motion picture film processing, printing and distribution; EFILM® digital intermediates; post production and subtitling services; titles design and digital VFX; DVD compression, encoding and authoring; digital cinema services, digital asset management, digital distribution; and marketing fulfillment services. Laboratory and post production facilities are located in North America, Europe, and Australia. Deluxe Digital Studios offer home entertainment services in North America, Europe and India. For more information, please visit www.bydeluxe.com
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the potential sale of the Content Distribution divisions and other matters that are not historical facts. These forward looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: Ascent’s ability to satisfy the conditions to the sale of the Content Distribution division. These forward looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statement contained herein to reflect any change in Ascent ‘s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K for additional information about Ascent, as well as our preliminary proxy statement relating to the disposition of the Ascent Media Group assets. Nothing discussed in this presentation shall constitute a solicitation of proxies relating to the announced disposition.
Contact:
Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com
212-446-1875

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